As filed with the Securities and Exchange Commission on December 20, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NOVONIX LIMITED

(Exact name of registrant as specified in its charter)

Australia	98-1559131
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Level 8 46 Edward Street Brisbane, QLD Australia	4000
(Address of Principal Executive Offices)	(Zip Code)

NOVONIX LIMITED PERFORMANCE RIGHTS PLAN

(Full title of the plan)

Rashda Buttar

Chief Legal and Administrative Officer

353 Corporate Place

Chattanooga, Tennessee 37419

(423) 355-7762

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*

As permitted by Rule 428 under the Securities Act of 1933 (the “Securities Act”), this registration statement (this “Registration Statement”) omits the information specified in Part I of Form S-8. The documents containing the information specified in this Part I of Form S-8 (“Plan Information” and “Registrant Information and Employee Plan Annual Information”) will be sent or given to employees as specified by the Securities and Exchange Commission (the “SEC” or the “Commission”) pursuant to Rule 428(b)(1) under the Securities Act. Such documents are not required to be and are not filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. NOVONIX Limited (the “Company” or the “Registrant”) will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b) under the Securities Act, and will include the address and telephone number to which the request is to be directed.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the SEC are incorporated by reference in this Registration Statement:

(a) the Company’s Annual Report on  Form 20-F for the year ended December 31, 2023, filed with the SEC on February 28, 2024 (the “Annual Report”);

(b) the IFRS financial statement tables in Exhibits 99.1 to the Company’s Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on April  18, 2024, August  23, 2024 and October 30, 2024 (excluding, in respect of the Company’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on August 23, 2024, the “Auditor’s Independence Declaration to the Directors of NOVONIX Limited” on page 19 of the Half-Year Report for the Six Months Ended June 30, 2024 and the “Independent auditor’s review report to the members of NOVONIX Limited” on pages 48 and 49 of the Half-Year Report for the Six Months Ended June 30, 2024 thereto); and

(c) the description of the ordinary shares contained in the Registration Statement on  Form 20-F, dated January 27, 2022, filed with the SEC by the Company to register the American Depositary Shares, each representing four ordinary shares, under the Securities Exchange Act of 1934 (the “Exchange Act”), and any amendment or report filed for the purpose of updating this information (including Exhibit 2.3 to the Annual Report).

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and, to the extent specifically designated therein, Reports of Foreign Private Issuer on Form 6-K furnished by the Company to the SEC, in each case, subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents with the SEC. Notwithstanding the foregoing, no information is incorporated by reference in this Registration Statement where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the Company indicates in the report or filing containing such information that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Set forth below is a description of certain provisions of the Company’s Constitution and Australian law as such provisions relate to the Company’s controlling persons, directors and officers. This description is intended only as a summary and is qualified in its entirety by reference to the Company’s Constitution and Australian law.

The Company’s Constitution provides that, to the full extent permitted by law, to the extent that an Officer is not otherwise indemnified pursuant to any insurance coverage, the Company will indemnify each Officer against all losses, liabilities, costs, charges and expenses incurred by the Officer as an officer of the Company or of a related body corporate. For purposes of the relevant provisions of the Constitution, an “Officer” is (i) a person who is or has been a director, alternate director or executive officer (within the meaning of rule 23.3(a) of the Constitution) of the Company; (ii) any other officers or former officers of the Company or of its related bodies corporate as the directors in each case determine; and (iii) if the directors so determine, any auditor or former auditor of the Company or of its related bodies corporate.

The Company has entered into Indemnity Deeds with each non-executive director and executive officer. Under the Indemnity Deeds, the Company has agreed to indemnify (to the maximum extent permitted under Australian law and the Company’s Constitution, subject to certain specified exceptions) each non-executive director and executive officer against all liabilities incurred in any capacity, including acting as an authorized representative of the Company, and any and all costs and expenses relating to such a claim or to any notified event incurred by such non-executive director or executive officer, including costs and expenses reasonably and necessarily incurred to mitigate any liability for such a claim or any claim which may arise from such a notified event. The Indemnity Deeds provide that the indemnities are unlimited as to amount, continuous and irrevocable.

Separately, the Company has obtained insurance for its non-executive directors and executive officers, as required by the Indemnity Deeds.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1(1)	Certificate of Registration of the Registrant

4.2(2)	Constitution of the Registrant

4.3(3)	Form of Deposit Agreement

4.4(4)	Form of American Depositary Receipt

5.1	Opinion of Allens

10.1(5)	Performance Rights Plan

23.1	Consent of PricewaterhouseCoopers, independent registered public accountants

23.2	Consent of Allens (included as part of Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

107	Filing Fee Table

(1) Filed as Exhibit 1.1 to the Annual Report and incorporated herein by reference.

(2) Filed as Exhibit 1.2 to the Annual Report and incorporated herein by reference.

(3) Filed as Exhibit 2.1 to the Annual Report and incorporated herein by reference.

(4) Filed as Exhibit 2.2 to the Annual Report and incorporated herein by reference.

(5) Filed as Exhibit 4.3 to the Annual Report and incorporated herein by reference.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brisbane, State of Queensland, on December 20, 2024.

NOVONIX LIMITED

By:	/s/ Dr. John Christopher Burns
Name:	Dr. John Christopher Burns
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Robert Long and Rashda Buttar, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Dr. John Christopher Burns	Chief Executive Officer	December 20, 2024
Dr. John Christopher Burns	(Principal Executive Officer)

/s/ Robert Long	Chief Financial Officer	December 20, 2024
Robert Long	(Principal Financial Officer)

/s/ Suzanne Yeates	Financial Controller and Company Secretary	December 20, 2024
Suzanne Yeates	(Controller)

/s/ Admiral Robert J. Natter	Director and Chairman	December 20, 2024
Admiral Robert J. Natter

/s/ Tony Bellas	Director and Deputy Chairman	December 20, 2024
Tony Bellas

/s/ Sharan Burrow AC	Director	December 20, 2024
Sharan Burrow AC

/s/ Ron Edmonds	Director	December 20, 2024
Ron Edmonds

/s/ Nick Liveris	Director	December 20, 2024
Nick Liveris

/s/ Jean Oelwang	Director	December 20, 2024
Jean Oelwang

/s/ Suresh Vaidyanathan	Director	December 20, 2024
Suresh Vaidyanathan

Novonix Corp.
as Authorized Representative in
the United States

By:	/s/ Rashda Buttar	December 20, 2024
Name:	Rashda Buttar
Title:	Chief Legal and Administrative Officer